SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): June 15, 2010
UNIVERSAL ELECTRONICS INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21044 (Commission File No.)	33-0204817 (I.R.S. Employer Identification No.)
6101 Gateway Drive
Cypress, California 90630
(Address of principal executive offices, with Zip Code)
(714) 820-1000
(Registrant’s telephone number, including area code):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders	1
SIGNATURES	2

Item 5.07 Submission of Matters to a Vote of Security Holders.
Universal Electronics Inc. (the “Company”) held its annual meeting of stockholders on June 15, 2010, and the following matters were voted on at that meeting:
     1. The election of the following directors, who will serve until their respective successors are elected and qualified or until their earlier death or resignation:

Director	For	Against	Abstain	Broker non-votes
Paul D. Arling	11,342,735	433,795	0	1,118,763
Satjiv S. Chahil	11,635,308	141,222	0	1,118,763
William C. Mulligan	9,778,956	1,997,574	0	1,118,763
J. C. Sparkman	11,334,882	441,648	0	1,118,763
Gregory P. Stapleton	11,634,823	141,707	0	1,118,763
Carl E. Vogel	11,549,725	226,805	0	1,118,763
Edward K. Zinser	11,647,866	128,664	0	1,118,763
     2. The ratification of the appointment of the independent registered public accounting firm Grant Thornton LLP was approved by the following vote: For, 12,869,914; Against, 6,683; Abstain, 18,696; Broker Non-Vote, -0-.
     3. The adoption and approval of the Company’s 2010 Stock Incentive Plan was approved by the following vote: For, 6,086,116; Against, 5,655,306; Abstain, 35,108; Broker Non-Vote, 1,118,763.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.
Date: June 24, 2010	By:	/s/ Bryan Hackworth
Bryan Hackworth
Chief Financial Officer (Principal Financial Officer)